QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.10

AMENDMENT AND RESTATEMENT OF
THE FIRST NATIONAL BANK
EXECUTIVE BONUS AGREEMENT

        THIS AGREEMENT is made this                        day of                        , 2000, by and between THE FIRST NATIONAL BANK, a national bank located in Greencastle, Pennsylvania (the "Company"), and                        (the "Executive").

BACKGROUND

        On April 1, 1999, the Company and the Executive entered into an Executive Bonus Agreement (the "Agreement"). The Company and the Executive now desire to amend and restate the Agreement for the purpose of updating all the terms and provisions contained therein. This new Agreement shall rescind and replace the existing Agreement.

INTRODUCTION

        To encourage the Executive to remain an employee of the Company, the Company is willing to provide to the Executive a bonus opportunity. The Company will pay the Executive's bonus from the Company's general assets.

AGREEMENT

        The Executive and the Company agree as follows:

Article 1
Definitions

        1.1   Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

          1.1.1 "Bonus" means only the cash bonus award paid to the Executive under this Agreement during a Plan Year and does not include any salary.

          1.1.2 "Change of Control" means any of the following:

          (A)  any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities or announces a tender offer or exchange offer for securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities; or

          (B)  the liquidation or dissolution of the Corporation or the Company or the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Corporation or the Company to an entity which is not a direct or indirect subsidiary of the Corporation; or

          (C)  the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be converted into cash, securities or other property, unless, in case of either (a) or (b), the holders of Corporation Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

          (D)  the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation, or similar transaction of the Corporation, or before any connected series of such transactions, if, upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease or, in the case of the execution of an agreement for such transaction or transactions, it is contemplated in such agreement that upon consummation such persons would cease, to constitute a majority of the Board of Directors of the Corporation or, in a case where the Corporation does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or

          (E)  any other event which is at any time designated as a "Change of Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change of Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of Executive.

          Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Company providing for any of the transactions or events constituting a Change of Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Participant's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change of Control event shall be deemed to have occurred as a result of the execution of such agreement.

          1.1.3 "Corporation" means Tower Bancorp, Inc.

          1.1.4 "Disability" means the Participant's inability to perform substantially all normal duties of an employee, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Participant to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

          1.1.5 " Plan Year" means the calendar year. In the year of implementation, Plan Year shall mean the period from the date of this Agreement through December 31 of the same year.

          1.1.6 "Schedule A" means the Schedule attached hereto.

          1.1.7 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence which is approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to decide the dispute.

          1.1.8 "Termination for Cause" means the Company terminating the Executive's employment for:

          (a)   Gross negligence or gross neglect of duties to the Company;

          (b)   Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive's employment with the Company; or

          (c)   Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

          (d)   Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

          1.1.9 "Years of Service" means total years of employment with the Company including any approved leaves of absences.

Article 2
Bonus Award

        2.1   Bonus Eligibility. If the Executive's employment with the Company terminates following one of the following events:

          2.1.1 On or after age 55 and with a minimum of 10 Years of Service;

          2.1.2 Due to Disability;

          2.1.3 Following a Change of Control; or

          2.1.4 At the discretion of the Board of Directors if there are other circumstances not addressed in this Article 2,

Executive shall be eligible for a cash Bonus as described in Section 2.2. The purpose of the Bonus is to reimburse a portion or all of the tax costs associated with one or more split dollar life insurance policies.

        2.2   Bonus Amount. If the Executive is eligible for a Bonus Award pursuant to Section 2.1, the Company shall pay the Bonus annually commencing at age 65 as set forth on Schedule A. The Company shall pay such Bonus award prior to December 31 of the applicable Plan Year.

Article 3
General Limitations

        The Company shall discontinue payment of the Bonus award under this Agreement upon any of the following:

  (a)
  Upon completing the payments pursuant to Schedule A;

  (b)
  Upon the Executive's death;

  (c)
  Upon the Executive's Termination for Cause;

  (d)
  Upon the Executive's violation of Article 4;

  (e)
  Upon the termination of this Agreement pursuant to Article 5; or

  (f)
  To the extent the benefit would be a prohibited golden parachute payment pursuant to 12 C.F.R. § 357.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. §357.4.

Article 4
Competition After Termination of Employment

        4.     Competition After Termination of Employment. No benefits shall be payable if the Executive, without the prior written consent of the Company, violates the following described restrictive covenants.

        4.1   Non-compete Provision. The Executive shall not, for a period of three (3) years after termination either directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded company);

  (i)
  become employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive's responsibilities will include providing banking or other financial services in Franklin County or within fifty (50) miles of any office maintained by the Company as of the date of the termination of the Executive's employment or if the Executive regularly conducts business in or from an office or branch in Franklin County or any other county or city in which the Company has an office or branch as of the date of the termination of the Executive's employment; or

  (ii)
  participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Company during the three (3) year period immediately prior to the termination of the Executive's employment; or

  (iii)
  assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against the Company or transaction involving the Company; or

  (iv)
  sell, offer to sell, provide banking or other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly any orders, contract, or accounts for services of a kind or nature like or substantially similar to the services performed or products sold by the Company (the preceding hereinafter referred to as "Services"), to and from any person or entity from whom the Executive or the Company provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Executive's employment;

  (v)
  divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Company, including, but not limited to, the names and addresses of customers of the Company, as they may have existed from time to time or of any of the Company's prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Company, earnings or other information concerning the Company. The restrictions contained in this subparagraph (v) apply to all information regarding the Company, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, the terms of this subparagraph (v) shall not be limited to the three (3) year restriction set forth above and all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.

          4.2    Judicial Remedies.    In the event of a breach or threatened breach by the executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Company, and further recognizes that in such event monetary damages may be inadequate to fully protect the Company. Accordingly, in the event of a breach or threatened breach of this Agreement, the Executive consents to the

  Company's entitlement of such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Company's rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. The Executive expressly waives any requirement, based on any statute, rule or procedure, or other source, that the Company post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (i) the restrictions set forth in Section 4.1 are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Company in Section 4.1 are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 4.1 will not be materially adverse to the Executive's employment with the Company, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

          4.3    Overbreadth of Restrictive Covenant.    It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

Article 5
Amendments and Termination

        This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

Article 6
Miscellaneous

          6.1    Binding Effect.    This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

          6.2    No Guarantee of Employment.    This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the shareholders' rights to replace the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

          6.3    Non-Transferability.    Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

          6.4    Tax Withholding.    The Company shall withhold any taxes that are required to be withheld from the Bonus award provided under this Agreement.

          6.5    Applicable Law.    The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

          6.6    Reorganization.    The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

          6.7    Right of Offset.    The Company shall have the right to offset the Bonus award against any unpaid obligation the Executive may have with the Company.

          6.8    Entire Agreement.    This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

          6.9    Administration.    The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

    (a)
    Interpreting the provisions of the Agreement; and

    (b)
    Maintaining a record of Bonus award payments.

          6.10    Facility of Payment.    If the Executive is declared to be incompetent, or incapable of handling the disposition of his or her property, the Company may pay such benefit to the duly appointed guardian, legal representative or person having the care or custody of the Executive. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit

        IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:	COMPANY:
THE FIRST NATIONAL BANK
By
Title

        By execution hereof, Tower Bancorp, Inc. consents to and agrees to be bound by the terms and condition of this Agreement.

ATTEST:	CORPORATION: TOWER BANCORP, INC.
By
Title

SCHEDULE A
TO
THE FIRST NATIONAL BANK
EXECUTIVE BONUS AGREEMENT
FOR

QuickLinks

SCHEDULE A TO THE FIRST NATIONAL BANK EXECUTIVE BONUS AGREEMENT FOR